Exhibit 99.1
MODEL N ANNOUNCES SECOND QUARTER FISCAL YEAR 2021 FINANCIAL RESULTS
Exceeds Q2 Expectations and Raises Full Fiscal Year 2021 Guidance

SAN MATEO, Calif. – May 10, 2021 - Model N, Inc. (NYSE: MODN), the leader in cloud revenue management solutions, today announced financial results for the second quarter fiscal year 2021 ended March 31, 2021.

“In the second quarter, we executed well, most notably with large SaaS transitions and expansions within our customer base. Business Services, which we acquired from Deloitte in the first quarter, made significant contributions to our results, and we are already achieving operating synergies and expect to achieve continued growth throughout 2021,” said Jason Blessing, president and chief executive officer of Model N. “I believe that our strategic roadmap, our focus on customer success, and our ability to serve our customers with a powerful combination of software and business services will position us for continued success.”

Recent Highlights

•    Life Sciences Leaders Continue Transition to Model N Revenue Cloud - During the quarter, two global Life Sciences customers, including Novartis, one of the top five largest pharmaceutical companies in the world, and a top 5 global med tech company moved forward with their plans to transition to Model N Revenue Cloud for Life Sciences. Throughout the past year, many companies prioritized their cloud-first strategies and included Model N Revenue Cloud in their digital transformations. Responding to industry changes, including value-based pricing and requirements for government rebates, Model N customers may benefit from new product innovation and the ability to proactively respond to regulatory changes in their marketplaces.

•    Model N Professional Services Sets Industry Standards by Driving Go-Lives at New and Existing Customers - Model N Professional Services teams continued to implement Model N solutions for Life Sciences and High Tech customers exceeding internal on-time and on-budget objectives. During the quarter, the team completed SaaS transitions for existing customers and implementation projects with new customers, adding innovative solutions that provide visibility and scalability, integrate with CRMs and ERPs, and maximize customers’ profits.

•    Adoption of Model N’s Global Products in EMEA Continues – During the quarter, Model N signed a contract with a global biotechnology company that will utilize Model N’s Global Price Management and International Reference Pricing solutions to better compete in multiple European countries. Model N currently works with several companies in Europe, including nine of the top 15 European pharmaceutical companies, six leading medical device companies and many European divisions of the world’s leading high tech companies to bring them revenue management solutions that help them to win in their marketplaces. Following the recently announced partnership with Global Pricing Innovations, a leader in analytics and innovative solutions for biopharma pricing and market access, Model N will be able to better serve its customers with global pricing strategies.

•    Model N Adds High Tech Innovator to Its Customer Base – In the second quarter, Targus, a multinational maker of innovative mobile computing accessories, signed an agreement with the company as a first-time user of Model N Revenue Cloud for High Tech. By using these solutions, we believe that customers can improve their win probability, better manage incentive and rebate programs, and reap the benefits of accurate, actionable channel data.

Second Quarter 2021 Financial Highlights

•Revenues: Total revenues were $48.2 million, an increase of 21% from the second quarter of fiscal year 2020. Subscription revenues were $35.9 million, an increase of 24% from the second quarter of fiscal year 2020. Business Services, which we acquired from Deloitte, contributed $6.5 million in total revenues for the second quarter of fiscal year 2021.

•Gross Profit: Gross profit was $24.8 million, an increase of 6% from the second quarter of fiscal year 2020. Gross margin was 51% compared to 59% for the second quarter of fiscal year 2020. Non-GAAP gross profit was $27.4 million, an increase of 10% from the second quarter of fiscal year 2020. Non-GAAP gross margin was 57% compared to 62% for the second quarter of fiscal year 2020. Subscription gross margin was 62% compared to 70% for the second quarter of fiscal year 2020. Non-GAAP subscription gross margin was 66% compared to 72% for the second quarter of fiscal year 2020. Both GAAP and Non-GAAP gross margins for the second quarter of fiscal year 2021 were impacted by the revenue mix coming from the acquisition of Business Services.

•GAAP Loss and Non-GAAP Income from Operations: GAAP loss from operations was $(6.8) million compared to $(4.1) million for the second quarter of fiscal year 2020. Non-GAAP income from operations was $3.0 million, the same as the second quarter of fiscal year 2020.

•GAAP Net Loss: GAAP net loss was $(10.7) million compared to a net loss of $(4.6) million for the second quarter of fiscal year 2020. GAAP basic and diluted net loss per share attributable to common stockholders was $(0.30) based upon weighted average shares outstanding of 35.3 million compared to net loss per share of $(0.14) for the second quarter of fiscal year 2020 based upon weighted average shares outstanding of 33.8 million.

•Non-GAAP Net Income: Non-GAAP net income was $1.6 million compared to $2.6 million for the second quarter of fiscal year 2020. Non-GAAP net income per diluted share was $0.04 based upon diluted weighted average shares outstanding of 36.9 million compared to non-GAAP net income per diluted share of $0.07 for the second quarter of fiscal year 2020 based upon diluted weighted average shares outstanding of 35.1 million.

•Adjusted EBITDA: Adjusted EBITDA was $3.2 million, the same as the second quarter of fiscal year 2020.

•Cash and Cash Flows: Cash and cash equivalents as of March 31, 2021 totaled $148.3 million. During the first six months of fiscal year 2021, the company paid $56.8 million for the acquisition of Business Services. Net cash provided by operating activities was $3.1 million for the first six months of fiscal year 2021, compared with $3.4 million in the prior fiscal year period. Free cash flow was $2.4 million for the first six months of fiscal year 2021, compared with $3.3 million in the prior fiscal year period.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial tables included in this press release.

Guidance
As of May 10, 2021, we are providing guidance for the third quarter fiscal year 2021 and the full fiscal year ending September 30, 2021.

(in $ millions, except per share)	Third Quarter Fiscal 2021	Full Year Fiscal 2021
Total revenues	48.5 – 49.0	189.0 – 190.0
Subscription revenues	35.5 – 36.0	139.0 – 140.0
Non-GAAP income from operations	1.8 – 2.3	13.7 – 14.7
Non-GAAP net income per share	0.01 – 0.02	0.21 – 0.24
Adjusted EBITDA	2.0 – 2.5	14.5 – 15.5

Quarterly Results Conference Call

Model N will host a conference call today at 2:00 PM Pacific Time (5:00 PM Eastern Time) to review the company’s financial results for the second quarter fiscal year 2021 ended March 31, 2021. The conference call can be accessed by dialing 877-407-4018 from the United States or +1-201-689-8471 internationally with reference to the company name and conference title, and a live webcast and replay of the conference call can be accessed from the investor relations page of Model N’s website at investor.modeln.com. Following the completion of the call through 11:59 p.m. ET on May 24, 2021, a telephone replay will be available by dialing 844-512-2921 from the United States or +1-412-317-6671, internationally, with recording access code 13718659.

About Model N

Model N enables life sciences and high tech companies to drive growth and market share, minimizing revenue leakage throughout the revenue lifecycle. With deep industry expertise and solutions purpose-built for these industries, Model N delivers comprehensive visibility, insight and control over the complexities of commercial operations and compliance. Its integrated cloud solution is proven to automate pricing, incentive and contract decisions to scale business profitably and grow revenue. Model N is trusted across more than 120 countries by the world’s leading pharmaceutical, medical technology, semiconductor, and high tech companies, including Johnson & Johnson, AstraZeneca, Stryker, Seagate Technology, Broadcom and Microchip Technology. For more information, visit www.modeln.com.

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding Model N’s third quarter and full year fiscal 2021 financial results, the impact COVID-19 will have on our business, Model N’s profitability, future planned enhancements to our products and benefits from our products, and expected benefits from our acquisition. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to risks, uncertainties, and assumptions. If the risks materialize or assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. Risks include, but are not limited to: (i) delays in closing customer contracts; (ii) our ability to improve and sustain our sales execution; (iii) the timing of new orders and the associated revenue recognition; (iv) adverse changes in general economic or market conditions; (v) delays or reductions in information technology spending and resulting variability in customer orders from quarter to quarter; (vi) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors and new applications and marketing initiatives by our competitors; (vii) our ability to manage our growth effectively; (viii) acceptance of our applications and services by customers; (ix) success of new products; (x) the risk that the strategic initiatives that we may pursue will not result in significant future revenues; (xi) changes in health care regulation and policy and tax in the United States and worldwide; (xii) our ability to retain customers; (xiii) adverse impacts on our business and financial condition due to COVID-19; and (xiv) the possibility that the expected benefits related to our acquisition may not materialize as expected and the ability to successfully integrate Deloitte’s life sciences pricing and contracting solutions business and underlying technology. Further information on risks that could affect Model N’s results is included in our filings with the Securities and Exchange Commission (“SEC”), including our most recent quarterly report on Form 10-Q and our annual report on Form 10-K for the fiscal year ended September 30, 2020, and any current reports on Form 8-K that we may file from time to time. Should any of these risks or uncertainties materialize, actual results could differ materially from expectations. Model N assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Non-GAAP Financial Measures

We have provided in this release financial information that has not been prepared in accordance with accounting standards generally accepted in the United States of America (“GAAP”). We use these non-GAAP financial measures internally in analyzing our financial results and believe they are useful to investors, as a supplement to GAAP measures, in evaluating our ongoing operational performance. We believe that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures below. A reconciliation of our non-GAAP financial measures to their most directly comparable GAAP measures has been provided in the financial statement tables included below in this press release.

Our reported results include certain non-GAAP financial measures, including non-GAAP gross profit, non-GAAP gross margin, non-GAAP subscription gross profit, non-GAAP subscription gross margin, non-GAAP income (loss) from operations, non-GAAP net income (loss), non-GAAP net income (loss) per share, and adjusted EBITDA. Non-GAAP gross profit excludes stock-based compensation expenses, amortization of intangible assets, and deferred revenue adjustments as they are often excluded by other companies to help investors understand the operational performance of their business. Non-GAAP income (loss) from operations excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and deferred revenue adjustments. Non-GAAP net income (loss) excludes stock-based compensation expense, amortization of intangible assets, acquisition-related expense, amortization of debt discount and issuance costs, and deferred revenue adjustments. Additionally, stock-based compensation expense varies from period to period and from company to company due to such things as valuation methodologies and changes in stock price. Adjusted EBITDA is defined as net loss, adjusted for depreciation and amortization, stock-based compensation expense, acquisition-related expense, deferred revenue adjustment, interest (income) expense, net, other (income) expenses, net, and provision for (benefit from) income taxes. Reconciliation tables are provided in this press release.

We have not reconciled guidance for non-GAAP financial measures to their most directly comparable GAAP measures because certain items that impact these measures are uncertain, out of our control and/or cannot be reasonably predicted or estimated, such as the difficulties of estimating certain items such as charges to stock-based compensation expense. Accordingly, a reconciliation of the non-GAAP financial measure guidance to the corresponding GAAP measures is not available without unreasonable effort.

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Investor Relations Contact:

Gwyn Lauber
Model N, Inc.
650-610-4998
investorrelations@modeln.com

Media Contact:

Beth Pampaloni
Model N, Inc.
650-867-9875
bpampaloni@modeln.com

Model N, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	As of March 31, 2021	As of September 30, 2020
Assets
Current assets
Cash and cash equivalents	$148,345	$200,491
Accounts receivable, net	40,754	35,796
Prepaid expenses	2,206	2,797
Other current assets	8,517	7,314
Total current assets	199,822	246,398
Property and equipment, net	1,857	1,034
Operating lease right-of-use assets	14,908	3,332
Goodwill	65,665	39,283
Intangible assets, net	49,410	24,380
Other assets	7,335	5,863
Total assets	$338,997	$320,290
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$4,619	$3,009
Accrued employee compensation	14,379	17,056
Accrued liabilities	5,444	5,237
Operating lease liabilities, current portion	2,396	1,460
Deferred revenue, current portion	55,306	50,904
Total current liabilities	82,144	77,666
Long-term liabilities
Long term debt	119,223	114,438
Operating lease liabilities, less current portion	12,716	2,067
Other long-term liabilities	2,073	1,448
Total long-term liabilities	134,012	117,953
Total liabilities	216,156	195,619
Stockholders’ equity
Common stock	5	5
Preferred stock	—	—
Additional paid-in capital	365,876	351,952
Accumulated other comprehensive loss	(1,128)	(1,213)
Accumulated deficit	(241,912)	(226,073)
Total stockholders’ equity	122,841	124,671
Total liabilities and stockholders’ equity	$338,997	$320,290

Model N, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Revenues
Subscription	$35,941	$28,991	$67,376	$57,173
Professional services	12,251	10,961	23,550	21,167
Total revenues	48,192	39,952	90,926	78,340
Cost of revenues
Subscription	13,734	8,798	22,726	17,508
Professional services	9,643	7,685	17,767	15,327
Total cost of revenues	23,377	16,483	40,493	32,835
Gross profit	24,815	23,469	50,433	45,505
Operating expenses
Research and development	12,495	9,102	21,192	17,618
Sales and marketing	11,509	10,953	20,965	19,966
General and administrative	7,612	7,545	16,399	14,510
Total operating expenses	31,616	27,600	58,556	52,094
Loss from operations	(6,801)	(4,131)	(8,123)	(6,589)
Interest expense, net	3,552	402	7,014	965
Other expenses (income), net	84	(243)	214	(255)
Loss before income taxes	(10,437)	(4,290)	(15,351)	(7,299)
Provision for income taxes	249	339	488	328
Net loss	$(10,686)	$(4,629)	$(15,839)	$(7,627)
Net loss per share:
Basic and diluted	$(0.30)	$(0.14)	$(0.45)	$(0.23)
Weighted average number of shares used in computing net loss per share:
Basic and diluted	35,305	33,794	35,119	33,468

Model N, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Six Months Ended March 31,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(15,839)	$(7,627)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	3,523	2,813
Stock-based compensation	12,910	11,832
Amortization of debt discount and issuance costs	4,784	140
Deferred income taxes	173	15
Amortization of capitalized contract acquisition costs	1,382	1,242
Changes in assets and liabilities, net of acquisition
Accounts receivable	(1,106)	529
Prepaid expenses and other assets	(1,888)	(1,278)
Accounts payable	682	876
Accrued employee compensation	(3,963)	(4,895)
Other current and long-term liabilities	(816)	(1,603)
Deferred revenue	3,287	1,391
Net cash provided by operating activities	3,129	3,435
Cash Flows from Investing Activities
Purchases of property and equipment	(745)	(98)
Acquisition of business	(56,834)	—
Net cash used in investing activities	(57,579)	(98)
Cash Flows from Financing Activities
Proceeds from exercise of stock options and issuance of employee stock purchase plan	2,282	2,242
Principal payments on debt	—	(5,000)
Net cash provided by (used in) financing activities	2,282	(2,758)
Effect of exchange rate changes on cash and cash equivalents	22	(76)
Net increase (decrease) in cash and cash equivalents	(52,146)	503
Cash and cash equivalents
Beginning of period	200,491	60,780
End of period	$148,345	$61,283

Model N, Inc.
Reconciliation of GAAP to Non-GAAP Operating Results
(in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation from GAAP net loss to adjusted EBITDA
GAAP net loss	$(10,686)	$(4,629)	$(15,839)	$(7,627)
Reversal of non-GAAP items
Stock-based compensation expense	7,782	6,009	12,910	11,832
Depreciation and amortization	2,203	1,361	3,523	2,813
Acquisition-related expense	47	—	2,409	—
Interest expense, net	3,552	402	7,014	965
Other expenses (income), net	84	(243)	214	(255)
Provision for income taxes	249	339	488	328
Adjusted EBITDA	$3,231	$3,239	$10,719	$8,056

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation from GAAP gross profit to non-GAAP gross profit
GAAP gross profit	$24,815	$23,469	$50,433	$45,505
Reversal of non-GAAP expenses
Stock-based compensation (a)	1,848	1,055	3,025	2,174
Amortization of intangible assets (b)	709	282	991	629
Non-GAAP gross profit	$27,372	$24,806	$54,449	$48,308
Percentage of revenue	56.8%	62.1%	59.9%	61.7%

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation from GAAP subscription gross profit to non-GAAP subscription gross profit
GAAP subscription gross profit	$22,207	$20,193	$44,650	$39,665
Reversal of non-GAAP expenses
Stock-based compensation (a)	846	495	1,369	1,017
Amortization of intangible assets (b)	709	282	991	629
Non-GAAP subscription gross profit	$23,762	$20,970	$47,010	$41,311

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Reconciliation from GAAP operating loss to non-GAAP operating income
GAAP operating loss	$(6,801)	$(4,131)	$(8,123)	$(6,589)
Reversal of non-GAAP expenses
Stock-based compensation (a)	7,782	6,009	12,910	11,832
Amortization of intangible assets (b)	2,008	1,171	3,180	2,408
Acquisition-related expense (c)	47	—	2,409	—
Non-GAAP operating income	$3,036	$3,049	$10,376	$7,651

Numerator
Reconciliation between GAAP net loss and non-GAAP net income
GAAP net loss	$(10,686)	$(4,629)	$(15,839)	$(7,627)
Reversal of non-GAAP expenses
Stock-based compensation (a)	7,782	6,009	12,910	11,832
Amortization of intangible assets (b)	2,008	1,171	3,180	2,408
Acquisition-related expense (c)	47	—	2,409	—
Amortization of debt discount and issuance costs (d)	2,427	31	4,784	140
Non-GAAP net income	$1,578	$2,582	$7,444	$6,753

Denominator
Reconciliation between GAAP and non-GAAP net income (loss) per share
Shares used in computing GAAP net loss per share:
Basic	35,305	33,794	35,119	33,468
Diluted	35,305	33,794	35,119	33,468
Shares used in computing non-GAAP net income per share
Basic	35,305	33,794	35,119	33,468
Diluted	36,881	35,071	36,443	34,854
GAAP net loss per share
Basic and diluted	$(0.30)	$(0.14)	$(0.45)	$(0.23)
Non-GAAP net income per share
Basic	$0.04	$0.08	$0.21	$0.20
Diluted	$0.04	$0.07	$0.20	$0.19

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Amortization of intangibles assets recorded in the statements of operations
Cost of revenues
Subscription	$709	$282	$991	$629
Professional services	—	—	—	—
Total amortization of intangibles assets in cost of revenue (b)	709	282	991	629
Operating expenses
Research and development	—	—	—	—
Sales and marketing	1,299	889	2,189	1,779
General and administrative	—	—	—	—
Total amortization of intangibles assets in operating expense (b)	1,299	889	2,189	1,779
Total amortization of intangibles assets (b)	$2,008	$1,171	$3,180	$2,408

	Three Months Ended March 31,		Six Months Ended March 31,
	2021	2020	2021	2020
Stock-based compensation recorded in the statements of operations
Cost of revenues
Subscription	$846	$495	$1,369	$1,017
Professional services	1,002	560	1,656	1,157
Total stock-based compensation in cost of revenue (a)	1,848	1,055	3,025	2,174
Operating expenses
Research and development	1,613	1,243	2,744	2,669
Sales and marketing	1,967	1,656	3,520	3,062
General and administrative	2,354	2,055	3,621	3,927
Total stock-based compensation in operating expense (a)	5,934	4,954	9,885	9,658
Total stock-based compensation (a)	$7,782	$6,009	$12,910	$11,832

Use of Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements presented on a GAAP basis, we use non-GAAP measures of adjusted EBITDA, gross profit, gross margin, income from operations, net income, weighted average shares outstanding and net income per share, which are adjusted to exclude stock-based compensation expense, amortization of intangible assets, acquisition-related expense, and amortization of debt discount and issuance costs and include dilutive shares where applicable. We believe these adjustments are appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of our underlying operating results and trends and our marketplace performance. The non-GAAP results are an indication of our baseline performance that are considered by management for the purpose of making operational decisions. In addition, these non-GAAP results are the primary indicators management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for operating income (loss), net loss or basic and diluted net loss per share prepared in accordance with generally accepted accounting principles in the United States. Non-GAAP financial measures are not based on a comprehensive set of accounting rules or principles and are subject to limitations.

While a large component of our expenses incurred in certain periods, we believe investors may want to exclude the effects of these items in order to compare our financial performance with that of other companies and between time periods:

(a)Stock-based compensation is a non-cash expense accounted for in accordance with FASB ASC Topic 718. We believe that the exclusion of stock-based compensation expense provides for a better comparison of our operating results to prior periods and to our peer companies.

(b)Amortization of intangible assets resulted principally from acquisitions. Intangible asset amortization is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies.

(c)Acquisition-related expense. Acquisition-related expense is incurred in connection with the acquisition and is non-recurring. As such, we believe that exclusion of these acquisition-related expense provides for a better comparison of our operation results to prior periods and to our peer companies.

(d)Amortization of debt discount and issuance costs. Amortization of debt discount and issuance costs is a non-cash item. As such, we believe exclusion of these expenses provides for a better comparison of our operating results to prior periods and to our peer companies. Second quarter and the first six months of fiscal year 2020 has been revised to exclude the amortization of debt discounts and issuance costs related to our term loan and promissory note to better provide consistency between the periods.